UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2005

CONOR MEDSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51066	94-3350973
(Commission File Number)	(IRS Employer Identification No.)

1003 Hamilton Court

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Conor Medsystems, Inc. (the “Company”) established the 2005 Bonus Plan to reward the Company’s employees, including executive officers, for assisting the Company in achieving its business objectives. Under the 2005 Bonus Plan, cash bonuses for services rendered during 2005, if any, will be based on the achievement of corporate and individual objectives, which will be determined at the discretion of the Compensation Committee. Bonuses payable to the Company’s executive officers under the 2005 Bonus Plan may range from 0% to 65% of each executive officer’s base salary.

The corporate objectives approved by the Compensation Committee include preclinical, clinical trial, regulatory and commercialization milestones. Individual performance objectives vary depending on the Company’s goals and the positions and responsibilities held by the executive officers. The Company’s Board of Directors and the Compensation Committee reserve the right to modify these objectives and criteria at any time based on business changes during the year or to grant bonuses even if the identified objectives are not met.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOR MEDSYSTEMS, INC.

Dated: June 24, 2005	By:	/s/ Michael Boennighausen
Michael Boennighausen Vice President and Chief Financial Officer

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